SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement               |_| Confidential,  for  Use of the
                                                  Commission Only (as  permitted
|X|  Definitive Proxy Statement                   by Rule 14a-6(e)(2))

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                            PERFORMANCE INDUSTRIES, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X|    $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),   14a-6(i)(1),   or
            14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

     |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)    Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
     (2)    Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
     (4)    Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
     (5)    Total fee paid:

    ----------------------------------------------------------------------------
     |X|    Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:

    ----------------------------------------------------------------------------
     (2)    Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------
     (3)    Filing Party:

    ----------------------------------------------------------------------------
     (4)    Date Filed:

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
                          PERFORMANCE INDUSTRIES, INC.
                        2425 E. CAMELBACK ROAD, SUITE 620
                             PHOENIX, ARIZONA 85016

- --------------------------------------------------------------------------------


                                 PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 14, 1996


- --------------------------------------------------------------------------------


INTRODUCTION
- ------------

This Proxy Statement and the enclosed form of Proxy are being sent to the shareholders ("Shareholders") of Performance Industries, Inc. (the "Company") (formerly known as Mr. Gasket Company) as of April 15, 1996 in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. MDST, June 14, 1996, and any and all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting. The Annual Meeting of Shareholders will be held at 1030 E. Flamingo Road, Las Vegas, Nevada. The first date on which this Proxy Statement and form of Proxy are being sent to Shareholders is May 17, 1996. The Board of Directors unanimously recommends approval of the proposals set forth in this Proxy Statement and the election of the nominees for directors.

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
EXPENSES AND SOLICITATION............................................................3

PROXY                ................................................................3
           a.        Revocation......................................................3
           b.        Voting by Proxy.................................................3
           c.        Shareholder Proposals for 1997 .................................3

RECORD DATE AND OUTSTANDING VOTING SECURITIES....................................... 3

SECURITY OWNERSHIP...................................................................4
           a.        Security Ownership of Certain Beneficial Owners.................4

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON..............................5

EMERGENCE FROM BANKRUPTCY AND SUBSTANTIAL CONSUMMATION OF
PLAN OF REORGANIZATION...............................................................5

PROPOSALS            ................................................................5

1.         ELECTION OF DIRECTORS.....................................................5
           a.        Legal Proceedings...............................................5
           b.        Table...........................................................6
           c.        General Background of Candidates................................7
           d.        Board of Directors, Committees, Meetings and Fees...............8
           e.        Compensation of Directors and Executive Officers................8
           f.        Vote Required; Board Recommendation.............................9

2.         REVERSE STOCK SPLIT......................................................10

           a.        Summary of Proposed Reverse Split..............................10
           b.        Cash Payment in Lieu of Fractional Shares......................10
           c.        Reasons for the Reverse Split Proposal.........................10
           d.        Principal Effects of the Reverse Split.........................11
           e.        Exchange of Stock Certificates.................................12
           f.        Federal Tax Consequences of the Reverse Split..................12

3.         RATIFICATION AND APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS...........13
           a.        Background ....................................................13
           b.        Vote Required; Board Recommendation............................13

4.         OTHER MATTERS............................................................14

ANNUAL REPORT.......................................................................14

EXPENSES AND SOLICITATION:
- --------------------------

           Arrangements will be made with brokers and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Company Common Stock held of record by such persons and they will be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. The entire expense of preparing, assembling and mailing material in connection with this solicitation will be borne by the Company.

PROXY:
- ------

           a. Revocation. Shareholders who execute proxies retain the right to revoke them at any time before they are exercised: (i) by sending written notice to the Secretary of the Company, Robert A. Cassalia, at 2425 E. Camelback Road, Suite 620, Phoenix, Arizona 85016; (ii) by submitting a properly executed and later dated proxy; or (iii) by attending the Annual Meeting and electing to vote in person.

           b. Voting by Proxy. If a quorum is not present in person or by proxy at the Annual Meeting, a person named as proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies will vote all proxies in favor of such adjournments. Proxies which are signed and properly executed will be voted in the manner directed by the Shareholder. If no direction is made with respect to a nominee or proposal, the proxy will be voted in favor of each of the nominees for election of directors and in favor of the proposal. Abstentions and broker non-votes will be treated as "no" or "against" votes.

           c. Shareholder Proposals for 1997. Certain eligible shareholders complying with Rule 14a-8 of the Securities Exchange Act of 1934 may submit proposals for review for inclusion, if appropriate, in next year's proxy statement to be considered at the next annual meeting of shareholders if received by the Company on or before February 10, 1997. The next annual meeting is tentatively scheduled for Monday, June 9, 1997. If the date is subsequently advanced by more than thirty (30) calendar days or delayed by more than ninety
(90) calendar days from the proposed date of the annual meeting to which the proxy statement relates, the Company will, in a timely manner, inform shareholders of the change and the date by which shareholder proposals must be received. All proposals should be mailed to the Company at 2425 E. Camelback Road, Suite 620, Phoenix, Arizona 85016.

RECORD DATE AND OUTSTANDING VOTING SECURITIES
- ---------------------------------------------

           Shareholders of record at the close of business on April 15, 1996 (the "Record Date") are entitled to notice of, to participate in, and to vote at the Annual Meeting. On the Record Date, there were 12,629,326 issued and 9,821,190 outstanding shares of common stock ("Common Stock"), without par value per share. The Company has 100,000 shares of authorized Preferred Stock ("Preferred Stock") with a par value of $1.00 per share, but no shares of Preferred Stock are issued or outstanding. Collectively, the "Common Stock" and "Preferred Stock" are referred to in this Proxy Statement as the "Stock". Any class of Stock issued and outstanding on the Record Date is entitled to vote on the matters to be voted on at the Annual Meeting. Each holder of Common or Preferred Stock on the Record Date is entitled to one vote for each share held by that Shareholder on every matter submitted for a vote at the Annual Meeting. The Company's Amended and Restated Articles of Incorporation ("Articles") do not permit cumulative voting for the election of directors.

SECURITY OWNERSHIP
- ------------------

           a.        Security Ownership of Certain Beneficial Owners
                     -----------------------------------------------

           The following table sets forth the number and percentage of the outstanding Common Stock of the Company beneficially owned as of April 30, 1996 by each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, and by all directors, director nominees, executive officers, and the directors and executive officers as a group.

Name and Address                                Amount and Nature             Percentage
of Beneficial Owners                         of Beneficial Ownership       of Common Shares
- --------------------                         -----------------------       ----------------

Joe Hrudka
Chief Executive Officer, Director (1)(2)(3)       7,071,966                       64%

Ed Fochtman, Jr.
President, Director (2)(3)                          315,100                        3%

Jonathan Tratt
Director (2)(3)                                     254,500                        3%

Allen L. Haire
Director (2)(4)                                     101,500                        1%

Robert A. Cassalia
Secretary (2)(3)                                     75,000                        1%

James W. Brown
Chief Financial Officer, Director (2)(3)            150,000                        1%
                                                   --------                     -----

All Directors and Executive Officers
as a Group                                        7,968,066                      72%

- --------------------------------------------------------------------------------


(1) Certificates for 795,973 of these Common Shares are in the possession of a bank which claims a security interest in the same in connection with loan arrangements. The net result of future actions taken in connection therewith cannot be predicted by the Company at this time.

(2)        Includes   options  to  purchase  Common  Shares  currently  held  by management pursuant to the Company's 1993 Stock Option Plan.

(3) The address for Messrs. Hrudka, Fochtman, Tratt, Cassalia, and Brown is 2425 East Camelback Road, Suite 620, Phoenix, Arizona 85016.

(4)        The address for Mr. Haire is P.O. Box 6660, Cleveland, Ohio 44101.

Shareholders are advised that management collectively owns over 70% of the Company's issued and outstanding Common Shares, so passage of the proposals is assured.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
- -------------------------------------------------------

           No director or executive officer of the Company at any time since the beginning of the last fiscal year has any direct or indirect substantial interest in any matter to be acted on other than election to office.

EMERGENCE   FROM   BANKRUPTCY   AND   SUBSTANTIAL   CONSUMMATION   OF   PLAN  OF
- --------------------------------------------------------------------------------
REORGANIZATION.
- ---------------


           On May 4, 1993, Mr. Gasket Company, the debtor and debtor-in-possession, now known as Performance Industries, Inc., emerged from Chapter 11 bankruptcy proceedings under which Mr. Gasket Company had been operating since it filed a Chapter 11 Bankruptcy Petition on April 21, 1991, with the United States Bankruptcy Court for the Central District of California, Chapter 11 Case No. LA-91-72714-AA.

           There are several claims pending in Bankruptcy Court which the Company does not believe will have a material effect upon the Company. Under the Joint Plan of Reorganization, the Company is required to fund, as of December 31 of each year until all disputed claims are resolved, $1,000,000 to the Option A Cash Reserve Account to cover claims liquidated during that year if there are insufficient funds in the Account to pay the claims.

                                    PROPOSALS
                                    ---------

                        ITEM NO. 1. ELECTION OF DIRECTORS
                                    ---------------------

           PROPOSAL: SHOULD THE FOLLOWING NOMINEES BE APPROVED AS DIRECTORS OF THE COMPANY: JOE HRUDKA, ED FOCHTMAN, JR., ALLEN L. HAIRE, JONATHAN TRATT, AND JAMES W. BROWN?

           All directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until a successor is elected and qualified. The Company has no nominating committee to select candidates to serve as directors. The persons named in the accompanying form of proxy intend to vote that proxy for the election as directors of the persons named above who have been designated by the Board of Directors as nominees unless authority to do so is withheld. All of the nominees are currently directors of the Company. No director resigned or declined to stand for re-election to the Board of Directors since the date of the last annual meeting of shareholders because of a disagreement with the Company on any matter related to the Company's operations, policies or practices. Each of the nominees has agreed to serve as a director, if elected. If any nominee should be unable to serve, which is not anticipated, the proxy will be voted for such other persons as shall be determined by the proxy holder in accordance with their judgment. No nominations will be accepted from the floor.

           The Company recommends that Shareholders elect the five persons named above to hold office until the 1997 annual meeting of shareholders and until their successors are elected and qualified. The Company's Code of Regulations provides that the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution of the holders of a majority of the Common Stock entitled to elect directors or by resolution of the Board of Directors, but shall not be less than three nor more than twenty-one. The Board of Directors has determined that five directors is a sufficient number and has fixed the number to be elected at five. Proxies cannot be voted for a number of directors greater than five.

           a.        Legal Proceedings
                     -----------------

           Joe Hrudka, Chief Executive Officer and a director of the Company, along with other former officers and directors of the Company, is a defendant in a lawsuit by a shareholder of the Company alleging a breach of fiduciary duty owed to shareholders as an officer and director of the Company. The action is pending in the Court of Common Pleas for the County of Cuyahoga, State of Ohio. Mr. Hrudka has tendered the defense of this matter to the Company, which is providing a defense as permitted in the Company's Code of Regulations and under Ohio law.

           Joe Hrudka is a defendant, along with the Company and others, in an action brought by a former lessor for environmental remediation of a former manufacturing facility. Mr. Hrudka has tendered defense of the action to the Company. The Company is providing said defense as permitted in the Company's Code of Regulations and under Ohio law.

           b.        Table
                     -----

           The  table  below  sets  forth  certain  information   regarding  the
directors and nominees:

                               Current Principal              Year Elected        Membership on        Transactions
Name of Nominees               Occupation and                 As A                Boards - Other           With
And Age                        Prin. Employment               Director (1)        Corporations          Management
- -------                        ----------------               --------------      ------------          ----------

Joe Hrudka - 57                Chairman of the Board          1981                Director of the          (2)
                               and a Director of the                              Company's
                               Company                                            Subsidiaries

Ed Fochtman, Jr. - 58          President and a                1988                Director of the          None
                               Director of the Company                            Company's
                                                                                  Subsidiaries

Allen L. Haire - 53            Chairman and Chief             1988                Director of              None
                               Executive Officer of                               Enerco
                               Enerco Technical                                   Technical
                               Products and a                                     Products
                               Director of the
                               Company

James W. Brown - 47            Chief Financial                1993                Director of the          None
                               Officer and a Director                             Company's
                               of the Company                                     Subsidiaries

Jonathan Tratt - 38            President and a                1993                Director of              (3)
                               Director of Industrial                             Gulp Invest-
                               Brokerage, Inc. and a                              ments, Inc. and
                               Director of the Company                            Industrial
                                                                                  Brokerage, Inc.

- --------------------------------------------------------------------------------

(1) Directors are elected for a one year term and until their successors are elected and qualified.

(2) The Company had leased two buildings in Cleveland, Ohio used predominantly for manufacturing, pursuant to a ten year lease, effective May 1981, from Joe Hrudka, the Company's principal shareholder and Chairman of the Board, as successor in interest to Hrudka Realty Company. As of April 1, 1991, the Company entered into a one year extension of the lease agreement calling for the same monthly rental as in the previous year. The Company expended approximately

           $137,000 in 1994 for repairs to the property under the terms of the lease.

(3) Mr. Tratt, through his business, Industrial Brokerage, Inc., is serving as the real estate agent in the sale of the Company's Mexicali property to an unrelated third party. If the sale is closed, Mr. Tratt's company will be entitled to a sales commission. The Company believes that this sales commission is on terms which are no less favorable than those obtainable from unaffiliated third parties.

           c.        General Background of Executive Officers and Nominees
                     -----------------------------------------------------

CEO and Director
- ----------------

           Joe Hrudka is the founder and principal shareholder of the Company. Since 1981, he has served as the Company's Chairman of the Board and a director. Mr. Hrudka has served as Chief Executive Officer of the Company since November 1993. In 1964, Mr. Hrudka founded the original Mr. Gasket Company and served as Chairman of the Board and President until the company was purchased by W.R. Grace in 1971. He was then employed as a Vice President of the Automotive Division of W.R. Grace from 1972 to 1974 and as a consultant to W.R. Grace during 1975 and 1976. From 1977 until the formation of the Company in 1981, Mr. Hrudka was a private investor. Mr. Hrudka served as a director of Action Products, Inc., a company engaged in the manufacture and sale of fiberglass bodied mini-cars and sales of other promotional products, from 1987 until May 1992, and served as Secretary of Action Products, Inc. from October 1990 to May 1992. In November 1991, a Receiver was appointed by the Superior Court of the State of Arizona to manage the affairs of Action Products, Inc. at the request of a secured party of Action Products, Inc. As of May 1, 1992, the assets of Action Products, Inc. were transferred to a third party in satisfaction of that party's debt and the receivership was terminated. Mr. Hrudka has served as a director of each of the Company's subsidiaries since they have been formed.

President and Director
- ----------------------

           Ed Fochtman, Jr. has been President of the Company since May 1993. He was an Executive Vice President of the Company from January 1992 until May 1993. He was Chairman of the Board of Directors and Chief Executive Officer of Action Products, Inc. from October 1986 until May 1992. From 1984 to 1986, Mr. Fochtman was a private investor. From 1976 to 1984, he served as Vice President of F.W. & Associates, Inc. Mr. Fochtman has served as a director of the Company since June 1988 and has served as a director of each of the subsidiaries since 1993.

Director
- --------

           Allen L. Haire has been Chairman and Chief Executive Office of Enerco Technical Products, a manufacturer of gasfired infra-red heating equipment, since July 1984. He was a manufacturer's representative from 1977 to 1984. Mr. Haire has served as a director of the Company since June 1988.

Director
- --------

           Jonathan Tratt has been President and director of Industrial Brokerage, Inc., an investment and commercial real estate brokerage company located in Phoenix, Arizona, since 1992. Prior to 1992, Mr. Tratt was a general investor and real estate agent in Phoenix. Mr. Tratt is also a director of Gulp Investments, Inc., a real estate and general investment company, and has served as a director of the Company since May 1993.

CFO and Director
- ----------------

           James W. Brown, a certified public accountant, has been Chief Financial Officer and a director of the Company since December 1993. From 1989 until joining the Company in May 1993, Mr. Brown was CFO of RACAM Amusement Group, a management company with investments in diverse industries. From

1985 to 1988, he was the Chief Operating Officer of American Educational Computers, Inc., a publicly traded software and video publisher. Prior to 1985, he was Vice President of Finance of National Zinc Company, a primary metals manufacturer. Mr. Brown has served as a director of the subsidiaries since 1993.

Secretary
- ---------

           Robert A. Cassalia was hired by the Company as Assistant Secretary and In-House Counsel in January 1991. In May 1993, he was elected Secretary. From October 1986 until joining the Company in January 1991, Mr. Cassalia was General Counsel of Action Products, Inc. Prior to 1986, he was in private practice in Phoenix, Arizona and Syracuse, New York.

           d.        Board of Directors, Committees, Meetings and Fees
                     -------------------------------------------------

           The Company has an Audit Committee consisting of the following members of the Board of Directors: Ed Fochtman, Jr., Allen L. Haire and Jonathan Tratt. The Committee, among other functions, recommends independent auditors to the Board of Directors, reviews the audit plan and results of the audit and considers other matters deemed appropriate for consideration by the Board of Directors and/or the Committee. There were six Board of Directors and one Audit Committee meeting during the year ended December 31, 1995. All incumbent directors attended all Board and Audit Committee meetings of which they were members. Directors are not paid a fee for any Board or Committee meeting attended.

           e.        Compensation of Directors and Executive Officers
                     ------------------------------------------------

           The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers whose aggregate annual cash compensation exceeded $100,000 for services rendered in all capacities to the Company (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1995, 1994 and 1993:

           1.        Summary Compensation Table
                     --------------------------

Name and                                                                           Other Annual
Principal Position                      Year       Salary ($)       Bonus ($)      Compensation ($)
- ------------------                      ----       ----------       ---------      ----------------

Joe Hrudka (1)                          1995       250,000                         $1,600 Car Allowance
Chairman of the Board,                  1994       210,000                         $1,600 Car Allowance
Chief Executive Officer,                1993       200,000          9,615          $1,600 Car Allowance
President and Director

Ed Fochtman, Jr.                        1995       150,000
President, Director                     1994       150,000
                                        1993       150,000

- --------------------------------------------------------------------------------


(1) The Company provides Mr. Hrudka with the use of a vehicle acquired by the Company in 1991 for $40,432.00. The Company pays all insurance, maintenance, and registration for the vehicle. The other annual compensation of $1,600 was for the use of the vehicle.

No SAR's, restricted stock, LTIP awards or deferred compensation were issued or paid during 1995, and none are anticipated to be issued or paid in 1996. The Company has no defined benefit plans or pension plans.

No Named Executive Officer has an employment contract with the Company or a contract with respect to the termination of employment or change-in-control arrangement.

           2.        Table of Options Granted in 1995
                     --------------------------------

                                                                                                           Potential
                                                                                                      Realized Value at
                                                                                                        Assumed Annual
                                                                                                      Rates of Stock Price
                                                                                                           Appreciation
                                 Individual Grants                                                    for Option Term
- ------------------------------------------------------------------------------------------------------------------------------------
                                        % of
                                        Total
                                        Options/
                                        SARs
                     Options/           Granted to            Exercise
                     SARs               Employees             or Base
                     Granted            in Fiscal             Price               Expiration
Name                 (#)                Year                  ($/Sh)              Date                5% ($)            10%($)

- ------------------------------------------------------------------------------------------------------------------------------------

CEO -
Joe Hrudka           350,000            14%                   $.25                12/28/05           ($3,832.50)               ( 0 )

President -
Ed
Fochtman, Jr.        350,000            14%                   $.219               12/28/05            $3,832.50           $7,665.00

CFO - James W.
Brown                150,000             8%                   $.219               12/28/05            $1,642.50           $3,285.00

Secretary - Robert A.
Cassalia              75,000             4%                   $.219               12/28/05            $  821.25           $1,642.50


           3. Compensation of Directors. No director is paid a fee for his services as a director or for attendance at meetings.

           4. Compensation Committee Interlocks and Insider Participation. All salary and other compensation decisions are made by the Company's Board of Directors, and all directors participate in compensation decisions. For the year ended December 31, 1995, Messrs. Hrudka, Fochtman and Brown participated in compensation decisions as directors of the Company. Related party transactions under Item 404 of Regulation S-K are disclosed on page 6 and 7 of this Proxy Statement. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company.

           f. Vote Required; Board Recommendation
              -----------------------------------

           THE ELECTION OF MESSRS. HRUDKA, FOCHTMAN, HAIRE, TRATT AND BROWN WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

           THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. HRUDKA, FOCHTMAN, HAIRE, TRATT, AND BROWN.

                         ITEM NO. 2 REVERSE STOCK SPLIT
                                    -------------------

           PROPOSAL: SHOULD THE COMPANY UNDERTAKE A ONE-FOR-FOUR REVERSE SPLIT OF ITS ISSUED AND OUTSTANDING COMMON STOCK?

           a.        Summary of Proposed Reverse Split
                     ---------------------------------

           The Company's Board of Directors has unanimously adopted a resolution recommending submission of a proposal to effect a reverse split of the Company's Common Stock (the "Reverse Split Proposal") to the Company's Shareholders for their authorization and approval. If approved, the Reverse Split Proposal would effect a one-for-four reverse split (the "Reverse Split") of the Company's outstanding shares of Common Stock through an amendment to the Company's Articles of Incorporation (the "Reverse Split Amendment") which maintains the Company's Common Stock as no par value capital stock and the authorized number of shares of Common Stock at 20,000,000. The Reverse Split Proposal may be abandoned by the Board of Directors at any time before or after the Special Meeting and prior to the effective date of the Reverse Split Amendment (the "Effective Date") if for any reason the Board of Directors deems it advisable. Furthermore, the Board may, in its discretion, delay the Effective Date for such period of time as it deems advisable. The Effective Date will be the date the Reverse Split Amendment is filed with the Ohio Secretary of State.

           As a result of the Reverse Split, the total number of shares of Common Stock held by each shareholder of record on the Effective Date would be automatically converted into an amount of whole shares of Common Stock equal to the number of shares owned prior to the Reverse Split divided by four, together with cash based on the Market Value (hereinafter defined) of the Company's Common Stock in lieu of any fractional shares. Each Shareholder's percentage ownership interest in the Company and proportionate voting power would remain unchanged except for minor differences resulting from the Company's purchase of fractional shares. The rights and privileges of the holders of Common Stock would be substantially unaffected by adoption of the Reverse Split Proposal.

           b.        Cash Payment in Lieu of Fractional Shares
                     -----------------------------------------

           In lieu of issuing fractional shares resulting from the Reverse Split, the Company will purchase each such fractional share at the same fraction of the average of the mean between the bid and the asked prices of the Common Stock as reported on the OTC "Bulletin Board" for the 20 trading days immediately preceding the Effective Date (the "Market Value"). No brokerage commission will be payable by the holders who receive cash in lieu of fractional shares.

           c.        Reasons for the Reverse Split Proposal
                     --------------------------------------

           It is anticipated that, following consummation of the Reverse Split, the shares of Common Stock will trade at a price per share which is significantly higher than the market price prior to the Reverse Split. However, there can be no assurance that the shares will trade at a price which is four times the market price prior to the Reverse Split.

           Although there can be no assurance in this regard, the Company's Board of Directors believes that the anticipated increased price level resulting from the Reverse Split should improve the marketability of the Common Stock. However, the Company's Board of Directors believes that the Reverse Split will not be sufficient to cause the Company's Common Stock to meet the requirements for initial listing on the Nasdaq SmallCap Market ("Nasdaq"). The Company's Common Stock was listed on Nasdaq from June 1984 until July 1991, but was delisted in July 1991 for failure to meet Nasdaq's requirement for continued listing for failure to timely file the Company's report on Form 10-K for the period ending December 31, 1990. Because the Company's Common Stock is no longer listed on Nasdaq, the Company must satisfy Nasdaq's initial listing requirements in order for its Common Stock to be listed on Nasdaq. These requirements include a minimum bid price of at least $3 per share. The Company's Board of Directors may abandon the Reverse Split at any time prior to the Effective Date for any reason at the Board's discretion.

           d.        Principal Effects of the Reverse Split
                     --------------------------------------

           Shareholders have no right under Ohio law or under the Company's Articles of Incorporation or Bylaws to dissent from the Reverse Split, or to dissent from the payment of cash in lieu of fractional shares.

           On the Effective Date, each Shareholder who owns fewer than four shares of Common Stock will have only the right to receive cash based on the Market Value in lieu of receiving a fractional share. The interest of each such Shareholder in the Company will thereby be terminated, and he or she will have no further right to vote as a shareholder or share in the assets or any future earnings of the Company. Each Shareholder who owns four or more shares of Common Stock on the Record Date will continue as a shareholder of the Company with respect to the whole shares of Common Stock that he or she receives following the Reverse Split, with only the right to receive cash based upon the Market Value with respect to any fractional shares resulting from the Reverse Split.

           The Company currently has authorized capital stock of 20,100,000 shares, consisting of 20,000,000 shares of Common Stock and 100,000 shares of Preferred Stock. The number of shares of authorized capital stock will not be changed by the Reverse Split Proposal. As of April 15, 1996, 12,629,326 shares of Common Stock were issued, of which a total of 2,796,211 shares of Common Stock were held by the Company as treasury stock. No shares of Preferred Stock have been issued, are outstanding or are reserved for issuance. Based on the Company's best estimates, there will be approximately 3,157,332 shares of Common Stock outstanding, including 699,052 shares held by the Company as treasury stock, following the Reverse Split.

           After  the  Reverse   Split,   the  Company  would  have   20,000,000
authorized, and approximately 16,842,668 authorized but unissued, shares of Common Stock. Accordingly, in effect, approval of the Reverse Split Proposal constitutes approval of an increase in the number of authorized shares of Common Stock available for issuance. Such shares could be issued in the future for such corporate purposes and on such terms and conditions as the Board deems advisable without further action by the Company's shareholders, unless shareholder action is required by applicable law. Such corporate purposes could include financings, acquisitions, stock splits, stock dividends, incentive and employee benefit plans, and other purposes. The Company has no plans to issue additional shares for the above or other purposes.

           In addition to such corporate purposes, the authorized shares of Common Stock could be used to make more difficult a change in control of the Company. Under certain circumstances, the Board could create impediments to a takeover by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid. In this regard, the Board could issue shares to a holder that would thereby have sufficient voting power to assure that certain types of proposals would not receive the requisite shareholder vote, including any proposal to remove directors, to accomplish certain business transactions opposed by the Board, or to alter, amend or repeal provisions in the Company's Articles of Incorporation or Bylaws relating to any such action. Furthermore, the existence of such shares could have the effect or discouraging any attempt by any person or entity to acquire control of the Company, since the issuance of such shares could dilute the Common Stock ownership interest of such person or entity. The Company is not aware of any existing or planned efforts to take over control of the Company.

           Because there is no par value attributable to the Company's Common Stock, the Reverse Split Proposal, if approved, would have no effect on the allocation of capital on the Company's statement of shareholders' equity.

           The Company's Common Stock is presently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not significantly reduce the number of shareholders of the Company or affect the registration of the Common Stock under the Exchange Act, and the Company has no intention of terminating registration under the Exchange Act in order to become a "private" company.

           If approved, the Reverse Split will result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round lots" of even multiples of 100 shares.

           The Company's Board of Directors has approved an odd-lot tender offer by the Company. Solicitation materials relating to the odd-lot tender offer accompany this Notice and Proxy Statement. The odd-lot tender offer will by its terms become effective after the Reverse Split Proposal has been voted upon by Shareholders at the Annual Meeting.

           The purchase price for the odd-lot tender offer has been set by the Company's Board of Directors at a price of $3.00 per share (after giving effect to the Reverse Split, or $0.75 per share in the event the Reverse Split Proposal is not approved). As a result of the odd-lot tender offer, Shareholders of the Company owning less than 100 shares of the Company's Common Stock after giving effect to the Reverse Split (up to 400 shares before giving effect to the Reverse Split) would have the opportunity to sell their shares to the Company at the price offered by the Company without sales or other brokerage commissions. The Company's Chairman of the Board, who owns approximately 64% of the Company's issued and outstanding Common Stock, intends to vote his shares in favor of the Reverse Split Proposal.

           e.        Exchange of Stock Certificates
                     ------------------------------

           As soon as practicable after the Effective Date, the Company will send letters of transmittal to all shareholders of record on the Effective Date for use in transmitting stock certificates representing shares outstanding prior to the Reverse Split ("old certificates") to the Company. Upon proper completion and execution of the letter of transmittal and return thereof to the Company, holders of record on the Effective Date will receive certificates ("new certificates") representing the number of whole shares of Common Stock into which their shares have been converted as a result of the Reverse Split, together with cash in the amount to which they are entitled in lieu of any fractional shares resulting from the Reverse Split. Until surrendered, each outstanding old certificate held by a shareholder of record shall be deemed for all purposes as of the Effective Date to represent only the number of whole shares and the right to receive cash, if any, to which such holder is entitled as a result of the Reverse Split.

           f.        Federal Tax Consequences of the Reverse Split
                     ---------------------------------------------

           The following discussion describes certain federal income tax consequences of the proposed Reverse Split to shareholders of the Company who are citizens or residents of the United States, other than shareholders who received their Common Stock as compensation. In general, the federal income tax consequences of the Reverse Split will vary among shareholders depending upon whether they receive (1) solely cash for their shares, (2) solely new certificates, or (3) new certificates plus cash for the fractional shares, in exchange for old certificates. In addition, the actual consequences for each shareholder will be governed by the specific facts and circumstances pertaining to his or her acquisition and ownership of shares of the Company's Common Stock. Thus, the Company makes no representations concerning specific tax consequences for any of its shareholders and recommends that each shareholder consult with his or her tax advisor concerning the tax consequences (including federal, state and local income or other tax) of the Reverse Split. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. However, the Company believes that because the Reverse Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split should have the following federal income tax effects:

           1. A shareholder who owns fewer than 4 shares of the Company's Common Stock before the Reverse Split, and who therefore receives only cash as a result of the Reverse Split, will generally be treated as having sold his or her shares of Common Stock represented by old certificates and will recognize gain to the extent that the cash received exceeds his basis in such shares of Common Stock.

           2. A shareholder who owns 4 or more shares and whose shares are evenly divisible by 4 before the Reverse Split (i.e., a shareholder who is entitled to receive solely new certificates) will not recognize gain or loss on the exchange. In the aggregate, the shareholder's basis in the shares of

Common Stock represented by new certificates will equal his or her basis in the shares of Common Stock represented by the old certificates.

           3. A shareholder who owns 4 or more shares and whose shares are not evenly divisible by 4 before the Reverse Split (i.e., a shareholder who is entitled to receive both new certificates and cash in exchange for his old certificates) will not recognize gain or loss on the exchange of old certificates for new certificates. In the aggregate, the shareholder's basis in the shares of Common Stock represented by new certificates will equal his or her basis in the highest number of shares of Common Stock represented by old certificates that was evenly divisible by 4. A shareholder will generally be treated as having sold the shares not evenly divisible by 4, and will recognize gain to the extent the cash received exceeds the shareholder's basis in the shares. If the shareholder's basis in the shares is greater than the cash received, then no gain or loss will be recognized, and the shareholder's basis in the shares of Common Stock represented by new certificates will equal the shareholder's basis in the shares of Common Stock represented by old certificates less the amount of cash received.

           4. The Reverse Split will constitute a reorganization within the meaning of Section 368(a)(E) of the Internal Revenue Code of 1986, and the Company will not recognize any gain or loss as a result of the Reverse Split.

Required Vote; Board Recommendation
- -----------------------------------

           THE REVERSE SPLIT PROPOSAL MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE REVERSE SPLIT PROPOSAL.

             ITEM NO. 3. RATIFICATION AND APPOINTMENT OF INDEPENDENT
                         -------------------------------------------
                               PUBLIC ACCOUNTANTS
                               ------------------

           PROPOSAL: SHOULD THE SELECTION BY THE BOARD OF DIRECTORS OF TOBACK CPA's, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY BE APPROVED?

           The certified public accounting firm of Toback CPAs, P.C. ("Toback"), has been selected to audit the Company's and its subsidiaries' accounts for 1996. Representatives of Toback may be present at the Annual Meeting and may make a statement if desired to do so and will be available to respond to appropriate questions.

           a.        Background
                     ----------

           Prior to 1993, the certified public accounting firm of Deloitte & Touche was responsible for the audit of the Company's and its subsidiaries' accounts. Deloitte & Touche was dismissed by the Company through the Board of Directors on September 16, 1993. The dismissal was approved by the Board of Directors because Toback's services were expected to be more cost effective than the services of Deloitte & Touche. The dismissal of Deloitte & Touche was not a result of any disagreement with the Company's former accountants.

           During the Company's two most recent fiscal years, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountants, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with any of its reports.

           During the Company's two most recent fiscal years, none of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred.

           b.        Vote Required; Board Recommendation
                     -----------------------------------

           THE  RATIFICATION  AND  APPOINTMENT  OF  TOBACK  CPA's  P.C.,  AS THE
COMPANY'S

INDEPENDENT  PUBLIC  ACCOUNTANTS  FOR THE 1996  FISCAL  YEAR  WILL  REQUIRE  THE
AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

           THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A "YES" VOTE FOR THE RATIFICATION AND APPOINTMENT OF TOBACK CPAs, P.C., AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1996 FISCAL YEAR.

                            ITEM NO. 4 OTHER MATTERS
                                     ---------------

           The Board of Directors of the Company does not intend to bring any other matters to vote before the Annual Meeting, and it knows of no other proposal to be presented at the Annual Meeting by others. If other matters properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their best judgment on that matter.

ANNUAL REPORT
- -------------

           The Company's December 31, 1995 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. The Annual Report does not form part of the material for the solicitation of proxies. Additional copies may be obtained by writing to the Company at 2425 E. Camelback Road, Suite 620, Phoenix, Arizona 85016 or by calling Robert A. Cassalia at (602) 912-0100.



           DATED:              May 17, 1996, Phoenix, Arizona



By Order of the Board of Directors

                                      PROXY
                                  COMMON SHARES
                          PERFORMANCE INDUSTRIES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 14, 1996

                       Solicited by the Board of Directors

           THE UNDERSIGNED SHAREHOLDER OF PERFORMANCE INDUSTRIES, INC., AN OHIO CORPORATION ("COMPANY") DOES HEREBY CONSTITUTE AND APPOINT ROBERT A. CASSALIA AND JAMES W. BROWN, OR EITHER ONE OF THEM, OR SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS OF THE COMPANY MAY DESIGNATE, PROXIES FOR THE UNDERSIGNED WITH FULL POWER OF SUBSTITUTION, TO REPRESENT THE UNDERSIGNED AND TO VOTE ALL OF THE COMMON SHARES OF THE COMPANY, WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON JUNE 14, 1996 AT 11:00 A.M., MDST, AT THE BOBBY MCGEE'S RESTAURANT, 1030 E. FLAMINGO ROAD, LAS VEGAS, NEVADA, AND ANY AND ALL ADJOURNMENTS THEREOF.

1. ELECTION OF DIRECTORS. SHOULD THE FOLLOWING NOMINEES BE APPROVED AS DIRECTORS OF THE COMPANY: JOE HRUDKA, ED FOCHTMAN, JR., ALLEN L. HAIRE, JONATHAN TRATT AND JAMES W. BROWN?

                  FOR ALL NOMINEES LISTED ABOVE EXCEPT AS MARKED TO THE CONTRARY

                  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

                  ABSTAIN


           INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.

2. REVERSE STOCK SPLIT. SHOULD THE COMPANY UNDERTAKE A ONE-FOR-FOUR REVERSE SPLIT OF ITS ISSUED AND OUTSTANDING COMMON STOCK?

                  FOR                  AGAINST              ABSTAIN

3. ACCOUNTANTS. SHOULD THE SELECTION BY THE BOARD OF DIRECTORS OF TOBACK CPA'S, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY BE APPROVED?

                  FOR                  AGAINST              ABSTAIN

4. OTHER MATTERS. IN THEIR DISCRETION, TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, BUT WHICH ARE NOT NOW ANTICIPATED, TO VOTE FOR THE ELECTION OF ANY PERSON AS A DIRECTOR SHOULD ANY PERSON NAMED IN THE PROXY STATEMENT TO BE ELECTED BE UNABLE TO SERVE OR FOR GOOD CAUSE CANNOT SERVE, AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

                  FOR                  AGAINST               ABSTAIN

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.


                                  DATE:  _________________________________, 1996


                                  PHONE NO.:  _________________________________


                                  _____________________________________________
                                  (SIGNATURE OF SHAREHOLDER)


                                  _____________________________________________
                                  (SIGNATURE OF SHAREHOLDER)


           Please sign exactly as your name appears on the envelope in which this material was mailed. Agents, executives, administrators, guardians and trustees must give full title as such. Corporations should sign by their president or authorized officer. Partnerships should sign in the Partnership name by an authorized person. If shares are held in the name of two or more persons, all should sign.